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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): December 3, 1999


                      EMERGENCY FILTRATION PRODUCTS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Nevada                         0-27421                    87-0561647
----------------                  ------------             -------------------
(State or other                   (Commission                (IRS Employer
 jurisdiction of                  File Number)             Identification No.)
 incorporation)




                      4334 South Industrial Road, Suite 440
                            Las Vegas, Nevada 89103
                -------------------------------------------------
                    (Address of principal executive offices)



                                 (702) 798-4541
            -------------------------------------------------------
              (Registrant;s telephone number, including area code)



                                       N/A
                -------------------------------------------------
                         (Former Address of Registrant)





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Item 5.  Other Events.

         The Company and third parities have made certain statements concerning the business and operations of the Company which may include projections, forecasts and opinions. These forward looking statements occurred prior to the filing of the Form 10SB12G. The Company has been informed by its counsel that the statutory safe harbor for forward looking statements is not available to companies that are not subject to the reporting requirements of the Exchange Act of 1934 or to persons acting on the Company's behalf. The Company believed that at the time the statements were made and in the context which the statements were made, that they were correct or that the Company had a reasonable basis for assuming that the statements were correct. Subsequent to the dissemination of the statements, actual results differed from those statements made by the Company and third parties. The statements made and the correct information is as follows:

         On June 21, 1999 Global Penny Stocks, a stock advisory newsletter, issued a Report on EFP. In the Report, it was stated that ClubMedic, Inc., a distributor of EFP products, projected average sales volume of 480,000 units annually. The actual contract, entered into on June 1, 1999 calls for 400,000 units to be sold annually in order for ClubMedic to become an exclusive U.S. distributor.

         The same Report states, "The American Lung Association has said it will endorse the products" In fact, the ALA has said it will endorse the Company's technology only when applied to a lung/breathing related product, which has not yet been developed.

         In an interview with CNBC on June 3, 1999 the following five statements were made regarding the Company's activities at that time. The necessary corrections follow each statement.

      1 - It was stated that "We are patented in 65 countries." The Company decided, in August 1999, to maintain its patents through the European Patent Organization rather than the Patent Co-operative Treaty. Accordingly, patent protection has now been secured or is pending on the original VIV filter technology in the following foreign countries:
          Australia, Canada, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Spain, Sweden, Switzerland, United Kingdom, Aden (Yemen), Anguilla, Antigua, Bahrain, Belize, Bermuda, Botswana, British Indian Ocean Territory, British Virgin Islands, Brunei, Cayman Islands, Channel Island of Jersey, Cyprus, Dominica, Falkland Islands, Fiji Islands, Gambia, Ghana, Gibraltar, Grenada, Guyana, Kenya, Kiribati, Monserrat, Seychelles, Sierra Leone, Solomon Islands, St. Vincent, St. Lucia, St. Kitts-Nevis, St. Helena, Swaziland, Tanganyika, Tanzania, Trinidad, Tobago, Turks & Calcos, Tuvalu, Uganda, Vanuatu, Western Samoa, Zanzibar and



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          Liechtenstein. At the time the comment in the CNBC interview was made, we were also protected in the countries of Hong Kong, New Zealand and South Africa. Because we subsequently chose to exercise patent protection under the European Patent Organization instead of the Patent Cooperation Treaty we lost those three member countries. Thus, at the time of comment we were protected in 66 countries and are now protected in 62 countries

      2 - It was stated that, "We are on top and really are the leader in the industry, even though we=re relatively new." This statement was a direct reference to the Company=s technology and its CPR Mask White Paper and test results. The Company is not a sales leader in the medical device industry.

      3 - It was stated that, "We're working with associations such as the American Heart Association. We've just been authorized to work within their distribution system." Though the Company is engaged in two projects authorized by and involving the AHA and/or its training centers, no legal relationship exists.

      4 - It was stated that, "Dirks and Company . . . is taking us on as our investment banker." At the time this statement was made, EFP and Dirks were negotiating an investment banking arrangement which never materialized. EFP has no relationship with Dirks and Company and negotiations terminated in July, 1999.

      5 - In response to the interviewer=s statement, "So you=re asking investors to be patient for the profits." It was stated that, " In the next six months, [investors] can see some profits, but if they really want to hit a home run, be patient. It=ll be there." The Company has no profits to date and there is no assurance the Company will be profitable.

     The Company has released the information contained herein in a press release.

Item 7: Financial Statements and Exhibits.

         1. Press Release of December 3, 1999.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  EMERGENCY FILTRATION PRODUCTS, INC.
                                  (Registrant)


DATED: December 6, 1999           /s/ MICHAEL CRNKOVICH
                                  -----------------------------------
                                  Michael Crnkovich,
                                  President